Exhibit 23.2


                           CONSENT OF INDEPENDENT AUDITORS




          We consent to the reference to our firm under the caption "Experts" in Amendment No. 5 to Post-Effective Amendment No. 1 to the Registration Statement (Form SB-2 No. 33-48437) on Form S-3 and related Prospectus of CompuMed, Inc. for the registration of 960,000 shares of its common stock and to the incorporation by reference therein of our report dated November 29, 1995, with respect to the consolidated financial statements of CompuMed, Inc. included in its Annual Report (Form 10-KSB) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.


          Los Angeles, California
          February 6, 1996


                                             /s/Ernst & Young LLP